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                                                                     EXHIBIT 8.1

                              LIST OF SUBSIDIARIES

     The following is a list of all our subsidiaries, their jurisdiction of incorporation and the names under which they do business. This list does not include any subsidiary that, in the aggregate, would not have been a "significant subsidiary" as of December 31, 2000.


                       NAME                                      INCORPORATION
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                         Blue Sapphire Marine Inc.                     Liberia
                       Celebrity Cruise Lines Inc.              Cayman Islands
                   Celebrity Cruises Holdings Inc.                     Liberia
                           Celebrity Cruises Inc.,                     Liberia
               doing business as Celebrity Cruises
                        Cruise Mar Investment Inc.                     Liberia
                 Cruise Mar Shipping Holdings Ltd.                     Liberia
                      Enchantment of the Seas Inc.                     Liberia
                        Esker Marine Shipping Inc.                     Liberia
                         Explorer of the Seas Inc.                     Liberia
                            Fantasia Cruising Inc.                     Liberia
                         Grandeur of the Seas Inc.                     Liberia
                                     Infinity Inc.                     Liberia
                          Majesty of the Seas Inc.                     Liberia
                                   Millennium Inc.                     Liberia
                          Monarch of the Seas Inc.                     Liberia
                      Nordic Empress Shipping Inc.                     Liberia
                         Radiance of the Seas Inc.                     Liberia
                         Rhapsody of the Seas Inc.                     Liberia
                  Royal Caribbean Cruise Lines AS                       Norway
                        Royal Celebrity Tours Inc.                    Delaware
                            Seabrook Maritime Inc.                     Liberia
               Sovereign of the Seas Shipping Inc.                     Liberia
                 Universal Cruise Holdings Limited      British Virgin Islands
                           Vision of the Seas Inc.                     Liberia
                          Voyager of the Seas Inc.                     Liberia
                       Zenith Shipping Corporation                     Liberia